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                                                                 EXHIBIT 23.2

                       [DELOITTE & TOUCHE LLP LETTERHEAD]

                         INDEPENDENT AUDITORS' CONSENT

        We consent to the use in this Amendment No. 2 to Registration Statement No. 333-05293 of Dynamex, Inc. on Form S-1 of our report dated April 19, 1996 on the combined statements of operations and cash flows of Mayne Nickless Courier (a wholly owned business of Mayne Nickless Transport, North America until December 28, 1995) for the six months ended December 28, 1995 and each of the three fiscal years in the period ended July 2, 1995 (which report expresses an unqualified opinion on such financial statements and includes an explanatory paragraph referring to Mayne Nickless Courier's basis of presentation) and our report dated March 22, 1996 on the combined financial statements of Seidel Delivery (which include accounts of Seidel Enterprises, Inc. and NOW Courier, Inc.) for the years ended December 31, 1994 and 1995, appearing in this Prospectus, which is a part of such Registration Statement.

        We also consent to the references to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP


July 18, 1996